Exhibit 99.1

MFA FINANCIAL, INC. One Vanderbilt Ave. New York, New York 10017

PRESS RELEASE		FOR IMMEDIATE RELEASE

May 5, 2026		NEW YORK METRO

INVESTOR CONTACT:	InvestorRelations@mfafinancial.com 212-207-6488 www.mfafinancial.com	NYSE: MFA

MEDIA CONTACT:	H/Advisors Abernathy Sydney Isaacs 713-343-0427

MFA Financial, Inc. Announces First Quarter 2026 Financial Results

NEW YORK--(BUSINESS WIRE)--MFA Financial, Inc. (NYSE:MFA) today provided its financial results for the first quarter ended March 31, 2026:

First Quarter 2026 Financial Results:

•	MFA generated a GAAP net loss to common stockholders and participating securities for the first quarter of $(11.4) million, or $(0.11) per basic and diluted common share.
•	Distributable earnings, a non-GAAP financial measure, were $31.1 million, or $0.30 per basic common share. Distributable earnings prior to realized credit losses, a non-GAAP financial measure, were $35.5 million, or $0.34 per basic common share. MFA paid a regular cash dividend of $0.36 per common share on April 30, 2026.
•	GAAP book value at March 31, 2026 was $12.70 per common share. Economic book value, a non-GAAP financial measure, was $13.22 per common share.
•	Total economic return was (1.2)% for the first quarter.
•	MFA closed the quarter with $221.6 million of unrestricted cash and $174.8 million of unpledged Agency MBS.

“We continued to make progress on our strategic initiatives during the first quarter of 2026 despite volatile market conditions and geopolitical developments,” said Craig Knutson, MFA’s Chief Executive Officer. “We grew our investment portfolio to $12.5 billion, issued two Non-QM securitizations and resolved $163 million of previously delinquent loans. We also announced our Manhattan office relocation that is expected to save $4 million annually. This quarter, we introduced a new non-GAAP measure of Distributable earnings prior to realized credit losses to provide additional clarity on our operating earnings without short term volatility from runoff transitional loan resolutions. Finally, we again repurchased over 500,000 shares of our common stock at accretive levels.”

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“We acquired over $1 billion of residential mortgage assets during the quarter,” added Bryan Wulfsohn, President and Chief Investment Officer. “Mortgage banking income generated by Lima One rose to $7.7 million, up 34% from the fourth quarter of 2025. We profitably sold $81 million of new single-family rental loans to third-party investors. With Lima’s origination pipeline at its highest level since 2024, we believe the business is well-positioned for success this year.”

Q1 2026 Portfolio Activity

•	MFA’s residential investment portfolio rose to $12.5 billion at March 31, 2026 from $12.3 billion at December 31, 2025.
•	MFA purchased $392.8 million of Agency MBS during the quarter, bringing its Agency MBS position to $3.5 billion. In addition, MFA entered into forward contracts in the “to-be-announced” (TBA) market with a notional amount of $300.0 million to acquire additional Agency MBS.
•	Non-QM loan acquisitions totaled $470.6 million, bringing MFA’s Non-QM portfolio to $5.5 billion at March 31, 2026.
•	Lima One funded $130.2 million of new business purpose loans with a maximum loan amount of $219.3 million. Further, $70.4 million of draws were funded on previously originated Transitional loans. Lima One generated $7.7 million of mortgage banking income.
•	Portfolio runoff was $698.0 million. Asset dispositions included $80.9 million of newly-originated single-family rental (SFR) loans. MFA also sold 68 REO properties in the first quarter for aggregate net proceeds of $18.2 million.
•	60+ day delinquencies (measured as a percentage of UPB) for MFA’s residential loan portfolio increased to 7.8% at March 31, 2026 from 7.1% at December 31, 2025. Subsequent to quarter-end, delinquencies declined to 7.3%.
•	MFA completed two loan securitizations during the quarter collateralized by $757.2 million UPB of Non-QM loans, bringing its total securitized debt to approximately $6.3 billion.
•	MFA added a net $685.1 million of new interest rate hedges, maintaining the estimated net effective duration of its investment portfolio at 0.96 years.
•	MFA’s Debt/Net Equity Ratio was 6.3x while recourse leverage was 2.7x at March 31, 2026.

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Webcast

MFA Financial, Inc. plans to host a live audio webcast of its investor conference call on Tuesday, May 5, 2026, at 11:00 a.m. (Eastern Time) to discuss its first quarter 2026 financial results. The live audio webcast will be accessible to the general public over the internet at http://www.mfafinancial.com. Earnings presentation materials will be posted on the MFA website prior to the conference call and an audio replay will be available on the website following the call.

About MFA Financial, Inc.

MFA Financial, Inc. (NYSE: MFA) is a leading specialty finance company that invests in residential mortgage loans, residential mortgage-backed securities and other real estate assets. Through its wholly-owned subsidiary, Lima One Capital, MFA also originates and services business purpose loans for real estate investors. MFA has distributed over $5 billion in dividends to stockholders since its initial public offering in 1998. MFA is an internally-managed, publicly-traded real estate investment trust.

The following tables present MFA’s asset allocation as of March 31, 2026, and the yield on average interest-earning assets, average cost of funds, impact of net Swap carry and net interest rate spread for the various asset types.

Table 1 - Asset Allocation

At March 31, 2026	Non-QM loans		Single-family rental loans		Single-family transitional loans		Multifamily transitional loans		Legacy RPL/NPL loans		Agency MBS		Other, net (1)	Total
(Dollars in Millions)
Asset Amount	$5,530		$1,195		$658		$407		$943		$3,529		$677	$12,939
Receivable/(Payable) for Unsettled Transactions	—		—		—		—		—		(42)		—	(42)
Financing Agreements with Non-mark-to-market Collateral Provisions	—		(17)		(30)		(18)		—		—		—	(65)
Financing Agreements with Mark-to-market Collateral Provisions	(574)		(247)		(249)		(211)		(79)		(3,095)		(118)	(4,573)
Securitized Debt	(4,362)		(755)		(285)		(77)		(786)		—		(6)	(6,271)
Senior Notes and Other secured financing	—		—		—		—		—		—		(209)	(209)
Net Equity Allocated	$594		$176		$94		$101		$78		$392		$344	$1,779
Debt/Net Equity Ratio (2)	8.3	x	5.8	x	6.0	x	3.0	x	11.1	x	8.0	x		6.3	x

(1)	Includes $221.6 million of cash and cash equivalents, $189.2 million of restricted cash, $56.5 million of other securities, $50.4 million of Other loans and $20.6 million of capital contributions made to loan origination partners, as well as other assets and other liabilities.
(2)	Total Debt/Net Equity ratio represents the sum of borrowings under our financing agreements as a multiple of net equity allocated.

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Table 2 - Net Interest Spread

	For the Three-Month Period Ended
	March 31, 2026	December 31, 2025	March 31, 2025
Non-QM Loans
Net Yield (1)	5.90%	5.96%	5.78%
Cost of Funding (2)	(5.07)%	(5.13)%	(5.08)%
Impact of net Swap carry (3)	0.36%	0.49%	0.77%
Net Interest Spread	1.19%	1.32%	1.47%
Business Purpose Loans
Net Yield (1)	7.12%	7.50%	8.09%
Cost of Funding (2)	(5.54)%	(5.82)%	(6.15)%
Impact of net Swap carry (3)	0.32%	0.44%	0.45%
Net Interest Spread	1.90%	2.12%	2.39%
Legacy RPL/NPL Loans
Net Yield (1)	7.93%	7.42%	7.01%
Cost of Funding (2)	(4.27)%	(4.29)%	(4.24)%
Impact of net Swap carry (3)	0.36%	0.48%	0.31%
Net Interest Spread	4.02%	3.61%	3.08%
Total Residential Whole Loans
Net Yield (1)	6.42%	6.53%	6.77%
Cost of Funding (2)	(5.09)%	(5.23)%	(5.36)%
Impact of net Swap carry (3)	0.35%	0.48%	0.60%
Net Interest Spread	1.68%	1.78%	2.01%
Securities, at fair value
Net Yield (1)	5.47%	5.56%	6.07%
Cost of Funding (2)	(3.84)%	(4.18)%	(4.58)%
Impact of net Swap carry (3)	0.56%	0.79%	1.08%
Net Interest Spread	2.19%	2.17%	2.57%
Total Balance Sheet
Net Yield (1)	6.08%	6.20%	6.52%
Cost of Funding (2)	(4.84)%	(5.05)%	(5.34)%
Impact of net Swap carry (3)	0.40%	0.54%	0.66%
Net Interest Spread	1.64%	1.69%	1.84%

(1)	Reflects annualized interest income divided by average amortized cost. Excludes servicing costs.
(2)	Reflects annualized interest expense divided by average balance of agreements with mark-to-market collateral provisions (repurchase agreements), agreements with non-mark-to-market collateral provisions, and securitized debt.
(3)	Reflects the difference between Swap interest income received and Swap interest expense paid on our Swaps. While we have not elected hedge accounting treatment for Swaps, and, accordingly, net Swap carry is not presented in interest expense in our consolidated statement of operations, we believe it is appropriate to allocate net Swap carry by asset class to reflect the economic impact of our Swaps on the net interest spread shown in the table above.

The following table presents the activity for our residential mortgage asset portfolio for the three months ended March 31, 2026:

Table 3 - Investment Portfolio Activity Q1 2026

(In Millions)	December 31, 2025	Runoff (1)	Acquisitions & Originations (2)	Other (3)	March 31, 2026	Change
Residential whole loans and REO	$8,945	$(570)	$671	$(124)	$8,922	$(23)
Securities, at fair value	3,360	(128)	393	(39)	3,586	226
Total	$12,305	$(698)	$1,064	$(163)	$12,508	$203

(1)	Primarily includes principal repayments and sales of REO.
(2)	Includes draws on previously originated Transitional loans.
(3)	Primarily includes sales of residential whole loans and securities, changes in fair value and changes in the allowance for credit losses.

The following tables present information on our investments in residential whole loans:

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Table 4 - Portfolio Composition/Residential Whole Loans

	Held at Carrying Value		Held at Fair Value		Total
(Dollars in Thousands)	March 31, 2026	December 31, 2025	March 31, 2026	December 31, 2025	March 31, 2026	December 31, 2025
Non-QM loans	$559,568	$593,213	$4,971,820	$4,753,480	$5,531,388	$5,346,693
Business purpose loans:
Single-family rental loans	$81,553	$88,112	$1,115,056	$1,147,234	$1,196,609	$1,235,346
Single-family transitional loans (1)	7,044	7,051	651,669	711,294	658,713	718,345
Multifamily transitional loans	—	—	406,610	489,637	406,610	489,637
Total Business purpose loans	$88,597	$95,163	$2,173,335	$2,348,165	$2,261,932	$2,443,328
Legacy RPL/NPL loans	405,158	414,676	544,276	564,340	949,434	979,016
Other loans	—	—	50,383	51,022	50,383	51,022
Allowance for Credit Losses	(9,437)	(9,705)	—	—	(9,437)	(9,705)
Total Residential whole loans	$1,043,886	$1,093,347	$7,739,814	$7,717,007	$8,783,700	$8,810,354
Number of loans	4,789	4,941	18,876	18,824	23,665	23,765

(1)	Includes $293.2 million and $300.2 million of loans collateralized by new construction projects at origination as of March 31, 2026 and December 31, 2025, respectively.

Table 5 - Yields and Average Balances/Residential Whole Loans

	For the Three-Month Period Ended
	March 31, 2026			December 31, 2025			March 31, 2025
(Dollars in Thousands)	Interest	Average Balance	Average Yield	Interest	Average Balance	Average Yield	Interest	Average Balance	Average Yield
Non-QM loans	$81,539	$5,526,191	5.90%	$79,960	$5,369,775	5.96%	$65,264	$4,516,610	5.78%
Business purpose loans:
Single-family rental loans	$19,513	$1,237,745	6.31%	$19,611	$1,265,698	6.20%	$22,397	$1,395,001	6.42%
Single-family transitional loans	15,554	702,710	8.85%	17,398	768,729	9.05%	25,818	1,056,813	9.77%
Multifamily transitional loans	8,449	504,127	6.70%	12,123	586,047	8.27%	19,954	920,372	8.67%
Total business purpose loans	$43,516	$2,444,582	7.12%	$49,132	$2,620,474	7.50%	$68,169	$3,372,186	8.09%
Legacy RPL/NPL loans	17,573	886,001	7.93%	16,933	912,422	7.42%	17,379	991,086	7.01%
Other loans	463	60,608	3.06%	418	61,696	2.71%	498	65,130	3.06%
Total Residential whole loans	$143,091	$8,917,382	6.42%	$146,443	$8,964,367	6.53%	$151,310	$8,945,012	6.77%

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Table 6 - Credit-related Metrics/Residential Whole Loans

March 31, 2026

			Unpaid Principal	Weighted Average	Weighted Average Term to	Weighted Average	Weighted Average	Aging by UPB				60+	60+
	Asset	Fair	Balance	Coupon	Maturity	LTV	Original		Past Due Days			DQ	LTV
(Dollars In Thousands)	Amount	Value	(“UPB”)	(1) (2)	(Months)	Ratio (3)	FICO (4)	Current	30-59	60-89	90+	%	(5)
Non-QM loans	$5,529,980	$5,516,866	$5,523,570	6.73%	337	64%	739	$5,155,462	$144,082	$56,001	$168,025	4.1%	65%
Business purpose loans:
Single-family rental	$1,195,847	$1,198,564	$1,207,006	6.32%	308	66%	740	$1,151,373	$23,905	$4,376	$27,352	2.6%	68%
Single-family transitional (5)	657,557	658,032	673,850	10.24%	6	68%	751	547,992	19,455	16,980	89,423	15.8%	82%
Multifamily transitional (5)	406,610	406,610	458,228	10.22%	1	83%	748	300,737	19,998	55,999	81,494	30.0%	126%
Total business purpose loans	$2,260,014	$2,263,206	$2,339,084	8.22%		70%		$2,000,102	$63,358	$77,355	$198,269	11.8%
Legacy RPL/NPL loans	943,323	960,882	1,067,717	5.08%	243	53%	646	760,712	103,744	44,596	158,665	19.0%	59%
Other loans	50,383	50,383	58,879	3.43%	305	63%	757	57,574	1,305	—	—	—%	—%
Residential whole loans, total or weighted average	$8,783,700	$8,791,337	$8,989,250	6.92%		64%		$7,973,850	$312,489	$177,952	$524,959	7.8%

(1)	Weighted average is calculated based on the interest bearing principal balance of each loan within the related category. For loans acquired with servicing rights released by the seller, interest rates included in the calculation do not reflect loan servicing fees. For loans acquired with servicing rights retained by the seller, interest rates included in the calculation are net of servicing fees. Certain Transitional Loans contain contractual features which increase the loan’s interest rate following an event of default. The weighted average coupon presented is calculated based on each loan’s coupon rate without regard to post-default rate adjustments.
(2)	For the quarter ended March 31, 2026, the gross coupon was 6.86% for Non-QM loans, 6.35% for Single-family rental loans, 10.25% for Single-family transitional loans, 10.23% for Multifamily transitional loans, and 5.09% for Legacy RPL/NPL loans.
(3)	LTV represents the ratio of the total unpaid principal balance of the loan to the estimated value of the collateral securing the related loan as of the most recent date available, which may be the origination date. Excluded from the calculation of weighted average are certain low value loans secured by vacant lots, for which the LTV ratio is not meaningful.
(4)	Excludes loans for which no Fair Isaac Corporation (“FICO”) score is available.
(5)	For Single-family and Multifamily transitional loans that are less than 90 days delinquent, the LTV presented is generally the ratio of the maximum unpaid principal balance of the loan, including unfunded commitments, to the estimated “after repaired” value of the collateral securing the related loan, as of the most recent date available, which may be the origination date. For Single-family and Multifamily transitional loans that are 90 or more days delinquent, as well as certain performing loans for which an after repaired valuation was not available, the LTV presented is the ratio of the current unpaid principal balance of the loan to the estimated as-is value of the collateral securing the related loan as of the most recent date available, which may be the origination date.

Table 7 - Shock Table

The information presented in the following “Shock Table” projects the potential impact of sudden parallel changes in interest rates on our portfolio, including the impact of Swaps and securitized debt and other fixed rate debt, based on the assets in our investment portfolio as of March 31, 2026. All changes in value are measured as the percentage change from the projected portfolio value under the base interest rate scenario as of March 31, 2026.

Change in Interest Rates	Percentage Change in Net Portfolio Value	Percentage Change in Total Stockholders' Equity
+100 Basis Point Increase	(1.27)%	(9.69)%
+ 50 Basis Point Increase	(0.56)%	(4.24)%
Actual as of March 31, 2026	—%	—%
- 50 Basis Point Decrease	0.40%	3.05%
-100 Basis Point Decrease	0.64%	4.90%

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MFA FINANCIAL, INC.
CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Per Share Amounts)	March 31, 2026	December 31, 2025
	(Unaudited)
Assets:
Residential whole loans, net ($7,739,814 and $7,717,007 held at fair value, respectively) (1)	$8,783,700	$8,810,354
Securities, at fair value	3,585,879	3,360,280
Cash and cash equivalents	221,573	213,211
Restricted cash	189,238	173,457
Other assets	449,181	489,147
Total Assets	$13,229,571	$13,046,449

Liabilities:
Financing agreements ($5,920,250 and $5,956,057 held at fair value, respectively)	$11,117,578	$10,940,014
Other liabilities	332,636	278,740
Total Liabilities	$11,450,214	$11,218,754

Stockholders’ Equity:
Preferred stock, $0.01 par value; 7.5% Series B cumulative redeemable; 12,050 and 12,050 shares authorized, respectively; 8,186 and 8,125 shares issued and outstanding, respectively ($204,643 and $203,132 aggregate liquidation preference, respectively)	$82	$81
Preferred stock, $0.01 par value; 6.5% Series C fixed-to-floating rate cumulative redeemable; 16,650 and 16,650 shares authorized, respectively; 11,386 and 11,286 shares issued and outstanding, respectively ($284,648 and $282,148 aggregate liquidation preference, respectively)	114	113
Common stock, $0.01 par value; 866,300 and 866,300 shares authorized, respectively; 101,596 and 101,663 shares issued and outstanding, respectively	1,016	1,017
Additional paid-in capital, in excess of par	3,719,034	3,718,350
Accumulated deficit	(1,943,811)	(1,895,541)
Accumulated other comprehensive income	2,922	3,675
Total Stockholders’ Equity	$1,779,357	$1,827,695
Total Liabilities and Stockholders’ Equity	$13,229,571	$13,046,449

(1)	Includes approximately $7.4 billion and $7.6 billion of Residential whole loans transferred to consolidated variable interest entities (“VIEs”) at March 31, 2026 and December 31, 2025, respectively. Such assets can be used only to settle the obligations of each respective VIE.

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	Three Months Ended March 31,
(In Thousands, Except Per Share Amounts)	2026	2025
	(Unaudited)	(Unaudited)
Interest Income:
Residential whole loans	$143,091	$151,310
Securities, at fair value	45,753	24,670
Other interest-earning assets	491	398
Cash and cash equivalent investments	2,591	4,127
Interest Income	$191,926	$180,505

Interest Expense:
Asset-backed and other collateralized financing arrangements	$127,811	$118,431
Other interest expense	4,925	4,537
Interest Expense	$132,736	$122,968

Net Interest Income	$59,190	$57,537

Reversal/(Provision) for Credit Losses on Residential Whole Loans	$242	$(145)
Reversal/(Provision) for Credit Losses on Other Assets	—	—
Net Interest Income after Reversal/(Provision) for Credit Losses	$59,432	$57,392

Other Income/(Loss), net:
Net gain/(loss) on residential whole loans measured at fair value through earnings	$(34,761)	$54,380
Impairment and other net gain/(loss) on securities and other portfolio investments	(38,270)	21,179
Net gain/(loss) on real estate owned	(2,981)	(1,508)
Net gain/(loss) on derivatives used for risk management purposes	30,726	(31,055)
Net gain/(loss) on securitized debt measured at fair value through earnings	19,845	(21,931)
Lima One mortgage banking income	7,660	5,437
Net realized gain/(loss) on residential whole loans held at carrying value	—	(539)
Other, net	1,896	(1,451)
Other Income/(Loss), net	$(15,885)	$24,512

Operating and Other Expense:
Compensation and benefits	$22,159	$23,257
Other general and administrative expense	12,154	10,291
Loan servicing, financing and other related costs	9,918	7,252
Amortization of intangible assets	300	800
Operating and Other Expense	$44,531	$41,600

Income/(loss) before income taxes	$(984)	$40,304
Provision for/(benefit from) income taxes	$—	$(872)
Net Income/(Loss)	$(984)	$41,176
Less Preferred Stock Dividend Requirement	$10,424	$8,219
Net Income/(Loss) Available to Common Stock and Participating Securities	$(11,408)	$32,957

Basic Earnings/(Loss) per Common Share	$(0.11)	$0.32
Diluted Earnings/(Loss) per Common Share	$(0.11)	$0.31

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Segment Reporting

At March 31, 2026, the Company’s reportable segments include (i) mortgage-related assets and (ii) Lima One. The Corporate column in the table below primarily consists of corporate cash and related interest income, investments in loan originators and related economics, general and administrative expenses not directly attributable to Lima One, interest expense on unsecured senior notes, securitization issuance costs, and preferred stock dividends.

The following tables summarize segment financial information, which in total reconciles to the same data for the Company as a whole:

(In Thousands)	Mortgage- Related Assets	Lima One	Corporate	Total
Three months ended March 31, 2026
Interest Income	$148,188	$42,137	$1,601	$191,926
Interest Expense	101,262	26,906	4,568	132,736
Net Interest Income/(Expense)	$46,926	$15,231	$(2,967)	$59,190
Reversal/(Provision) for Credit Losses on Residential Whole Loans	242	—	—	242
Reversal/(Provision) for Credit Losses on Other Assets	—	—	—	—
Net Interest Income/(Expense) after Reversal/(Provision) for Credit Losses	$47,168	$15,231	$(2,967)	$59,432

Net gain/(loss) on residential whole loans measured at fair value through earnings	$(24,237)	$(10,524)	$—	$(34,761)
Impairment and other net gain/(loss) on securities and other portfolio investments	(38,688)	13	405	(38,270)
Net gain on real estate owned	383	(3,364)	—	(2,981)
Net gain/(loss) on derivatives used for risk management purposes	28,064	2,662	—	30,726
Net gain/(loss) on securitized debt measured at fair value through earnings	16,134	3,711	—	19,845
Lima One mortgage banking income	—	7,660	—	7,660
Net realized gain/(loss) on residential whole loans held at carrying value	—	—	—	—
Other, net	929	(2,901)	3,868	1,896
Other Income/(Loss), net	$(17,415)	$(2,743)	$4,273	$(15,885)

Compensation and benefits	$—	$8,882	$13,277	$22,159
Other general and administrative expense	—	4,313	7,841	12,154
Loan servicing, financing and other related costs	3,609	2,354	3,955	9,918
Amortization of intangible assets	—	300	—	300
Income/(loss) before income taxes	$26,144	$(3,361)	$(23,767)	$(984)
Provision for/(benefit from) income taxes	—	—	—	—
Net Income/(Loss)	$26,144	$(3,361)	$(23,767)	$(984)

Less Preferred Stock Dividend Requirement	$—	$—	$10,424	$10,424
Net Income/(Loss) Available to Common Stock and Participating Securities	$26,144	$(3,361)	$(34,191)	$(11,408)

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(Dollars in Thousands)	Mortgage- Related Assets	Lima One	Corporate	Total
March 31, 2026
Total Assets	$10,507,268	$2,469,863	$252,440	$13,229,571

December 31, 2025
Total Assets	$10,128,088	$2,632,740	$285,621	$13,046,449

Reconciliation of GAAP Net Income to non-GAAP Distributable Earnings and non-GAAP Distributable Earnings Prior to Realized Credit Losses

“Distributable earnings” is a non-GAAP financial measure of our operating performance, within the meaning of Regulation G and Item 10(e) of Regulation S-K, as promulgated by the Securities and Exchange Commission. Distributable earnings is determined by adjusting GAAP net income/(loss) by removing certain unrealized gains and losses, primarily on residential mortgage investments, associated debt, and hedges that are, in each case, accounted for at fair value through earnings, certain realized gains and losses, as well as certain non-cash expenses and securitization-related transaction costs. Realized gains and losses arising from loans sold to third-parties by Lima One shortly after the origination of such loans are included in Distributable earnings. The transaction costs are primarily comprised of costs only incurred at the time of execution of our securitizations and include costs such as underwriting fees, legal fees, diligence fees, bank fees and other similar transaction related expenses. These costs are all incurred prior to or at the execution of our securitizations and do not recur. Beginning in the first quarter of 2026, losses/(gains) recognized in GAAP Net income/(loss) related to the extinguishment of debt were also included in the adjustments for Securitized debt held at fair value and Securitization-related transaction costs. Prior periods have been revised to reflect the current presentation. Recurring expenses, such as servicing fees, custodial fees, trustee fees and other similar ongoing fees are not excluded from Distributable earnings. Management believes that the adjustments made to GAAP earnings result in the removal of (i) income or expenses that are not reflective of the longer term performance of our investment portfolio, (ii) certain non-cash expenses, and (iii) expense items required to be recognized solely due to the election of the fair value option on certain related residential mortgage assets and associated liabilities. Distributable earnings is one of the factors that our Board of Directors considers when evaluating distributions to our shareholders. Accordingly, we believe that the adjustments to compute Distributable earnings specified below provide investors and analysts with additional information to evaluate our financial results.

Beginning in the first quarter of 2026, we have also reported a non-GAAP “Distributable earnings prior to realized credit losses” metric, whereby an adjustment is made to reported Distributable earnings to exclude realized credit losses, net of recoveries for all residential whole loans held at fair value. Prior periods have been revised to reflect the current presentation. Management believes Distributable earnings prior to realized credit losses provides users of our financial statements with meaningful information to consider in addition to Net income/(loss) and cash flows from operating activities in accordance with GAAP. Distributable earnings prior to realized credit losses is one of the factors that our Board of Directors considers when evaluating distributions to our shareholders. As the timing of a realized credit loss on a loan can differ significantly from when the initial fair value adjustment with respect to a loan is reflected in GAAP net income/(loss), management believes that adjusting Distributable earnings for the realized credit losses described above can help readers better understand the operating results of our business prior to the impact of realized credit losses, as well as evaluate and compare the performance of our Company and our peers.

Distributable earnings and Distributable earnings prior to realized credit losses should be used in conjunction with results presented in accordance with GAAP. Distributable earnings and Distributable earnings prior to realized credit losses do not represent and should not be considered as a substitute for net income or cash flows from operating activities, each as determined in accordance with GAAP, and our calculation of these measures may not be comparable to similarly titled measures reported by other companies.

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The following table provides a reconciliation of our GAAP net income/(loss) used in the calculation of basic EPS to our non-GAAP Distributable earnings and non-GAAP Distributable Earnings Prior to Realized Credit Losses for the quarterly periods below:

	Quarter Ended
(In Thousands, Except Per Share Amounts)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
GAAP Net income/(loss) used in the calculation of basic EPS	$(11,726)	$43,402	$37,082	$22,424	$32,751
Adjustments:
Unrealized and realized gains and losses on:
Residential whole loans held at fair value	34,761	(4,405)	(41,293)	(33,612)	(54,380)
Securities held at fair value	38,872	(14,898)	(17,798)	(4,008)	(20,201)
Residential whole loans and securities at carrying value	—	(1,399)	(668)	343	305
Interest rate swaps and ERIS swap futures	(20,007)	657	14,826	32,565	44,842
Securitized debt held at fair value	(22,901)	(1,586)	21,303	3,712	18,575
Other portfolio investments	(1,938)	582	462	(2,637)	(744)
Expense items:
Amortization of intangible assets	300	300	300	800	800
Equity based compensation	6,329	1,880	1,861	2,274	6,052
Securitization-related transaction costs	3,926	2,584	3,712	1,890	1,768
Depreciation	3,466	1,045	1,328	1,087	879
Total adjustments	42,808	(15,240)	(15,967)	2,414	(2,104)
Distributable earnings	$31,082	$28,162	$21,115	$24,838	$30,647
Adjustment – realized credit losses on Residential whole loans at fair value, net of recoveries	4,373	3,003	10,052	9,812	3,731
Distributable earnings prior to realized credit losses	$35,455	$31,165	$31,167	$34,650	$34,378

GAAP earnings/(loss) per basic common share	$(0.11)	$0.42	$0.36	$0.22	$0.32
Distributable earnings per basic common share	$0.30	$0.27	$0.20	$0.24	$0.30
Distributable earnings prior to realized credit losses per basic common share	$0.34	$0.30	$0.30	$0.33	$0.33
Weighted average common shares for basic earnings per share	104,253	103,061	103,683	103,705	103,777

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Reconciliation of GAAP Book Value per Common Share to non-GAAP Economic Book Value per Common Share

“Economic book value” is a non-GAAP financial measure of our financial position. To calculate our Economic book value, our portfolios of Residential whole loans and securitized debt held at carrying value are adjusted to their fair value, rather than the carrying value that is required to be reported under the GAAP accounting model applied to these financial instruments. These adjustments are also reflected in the table below in our end of period stockholders’ equity. Management considers that Economic book value provides investors with a useful supplemental measure to evaluate our financial position as it reflects the impact of fair value changes for all of our investment activities, irrespective of the accounting model applied for GAAP reporting purposes. Economic book value does not represent and should not be considered as a substitute for Stockholders’ Equity, as determined in accordance with GAAP, and our calculation of this measure may not be comparable to similarly titled measures reported by other companies.

The following table provides a reconciliation of our GAAP book value per common share to our non-GAAP Economic book value per common share as of the quarterly periods below:

	Quarter Ended:
(In Millions, Except Per Share Amounts)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
GAAP Total Stockholders’ Equity	$1,779.4	$1,827.7	$1,821.5	$1,822.1	$1,838.4
Preferred Stock, liquidation preference	(489.3)	(485.3)	(479.9)	(475.0)	(475.0)
GAAP Stockholders’ Equity for book value per common share	1,290.1	1,342.4	1,341.6	1,347.1	1,363.4
Adjustments:
Fair value adjustment to Residential whole loans, at carrying value	7.6	10.1	8.7	1.8	(6.3)
Fair value adjustment to Securitized debt, at carrying value	45.2	45.7	48.5	57.1	63.1
Stockholders’ Equity including fair value adjustments to Residential whole loans and Securitized debt held at carrying value (Economic book value)	$1,342.9	$1,398.2	$1,398.8	$1,406.0	$1,420.2
GAAP book value per common share	$12.70	$13.20	$13.13	$13.12	$13.28
Economic book value per common share	$13.22	$13.75	$13.69	$13.69	$13.84
Number of shares of common stock outstanding	101.6	101.7	102.2	102.7	102.7

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Cautionary Note Regarding Forward-Looking Statements

When used in this press release or other written or oral communications, statements that are not historical in nature, including those containing words such as “will,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “could,” “would,” “may,” the negative of these words or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. These forward-looking statements include information about possible or assumed future results with respect to MFA’s business, financial condition, liquidity, results of operations, plans and objectives. Among the important factors that could cause our actual results to differ materially from those projected in any forward-looking statements that we make are: general economic developments and trends, including the current tensions in international trade and the performance of the labor, housing, real estate, mortgage finance and broader financial markets; inflation, increases in interest rates and changes in the market (i.e., fair) value of MFA’s residential whole loans, MBS, securitized debt and other assets, as well as changes in the value of MFA’s liabilities accounted for at fair value through earnings; the effectiveness of hedging transactions; changes in the prepayment rates on residential mortgage assets, an increase of which could result in a reduction of the yield on certain investments in its portfolio and could require MFA to reinvest the proceeds received by it as a result of such prepayments in investments with lower coupons, while a decrease in which could result in an increase in the interest rate duration of certain investments in MFA’s portfolio making their valuation more sensitive to changes in interest rates and could result in lower forecasted cash flows; credit risks underlying MFA’s assets, including changes in the default rates and management’s assumptions regarding default rates and loss severities on the mortgage loans in MFA’s residential whole loan portfolio; MFA’s ability to borrow to finance its assets and the terms, including the cost, maturity and other terms, of any such borrowings; implementation of or changes in government regulations or programs affecting MFA’s business (including as a result of the current U.S. administration); MFA’s estimates regarding taxable income, the actual amount of which is dependent on a number of factors, including, but not limited to, changes in the amount of interest income and financing costs, the method elected by MFA to accrete the market discount on residential whole loans and the extent of prepayments, realized losses and changes in the composition of MFA’s residential whole loan portfolios that may occur during the applicable tax period, including gain or loss on any MBS disposals or whole loan modifications, foreclosures and liquidations; the timing and amount of distributions to stockholders, which are declared and paid at the discretion of MFA’s Board of Directors and will depend on, among other things, MFA’s taxable income, its financial results and overall financial condition and liquidity, maintenance of its REIT qualification and such other factors as MFA’s Board of Directors deems relevant; MFA’s ability to maintain its qualification as a REIT for federal income tax purposes; MFA’s ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended (or the Investment Company Act), including statements regarding the concept release issued by the Securities and Exchange Commission (“SEC”) relating to interpretive issues under the Investment Company Act with respect to the status under the Investment Company Act of certain companies that are engaged in the business of acquiring mortgages and mortgage-related interests; MFA’s ability to continue growing its residential whole loan portfolio, which is dependent on, among other things, the supply of loans offered for sale in the market; targeted or expected returns on our investments in recently-originated mortgage loans, the performance of which is, similar to our other mortgage loan investments, subject to, among other things, differences in prepayment risk, credit risk and financing costs associated with such investments; risks associated with the ongoing operation of Lima One Holdings, LLC (including, without limitation, industry competition, unanticipated expenditures relating to or liabilities arising from its operation (including, among other things, a failure to realize management’s assumptions regarding expected growth in business purpose loan (BPL) origination volumes and credit risks underlying BPLs, including changes in the default rates and management’s assumptions regarding default rates and loss severities on the BPLs originated by Lima One)); expected returns on MFA’s investments in nonperforming residential whole loans (“NPLs”), which are affected by, among other things, the length of time required to foreclose upon, sell, liquidate or otherwise reach a resolution of the property underlying the NPL, home price values, amounts advanced to carry the asset (e.g., taxes, insurance, maintenance expenses, etc. on the underlying property) and the amount ultimately realized upon resolution of the asset; risks associated with our investments in loan originators; the failure to realize the expected expense savings resulting from the anticipated relocation of our corporate headquarters in New York City; risks associated with investing in real estate assets generally, including changes in business conditions and the general economy; and other risks, uncertainties and factors, including those described in the annual, quarterly and current reports that we file with the SEC. These forward-looking statements are based on beliefs, assumptions and expectations of MFA’s future performance, taking into account information currently available. Readers and listeners are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect MFA. Except as required by law, MFA is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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